Roper Industries, Inc. Selected Segment Information February 26, 2003 (unaudited, in $ thousands)	EXHIBIT 99.1

FY 2000

	Q1	Q2	Q3	Q4	Total
Instrumentation
Sales	24,031	26,776	26,444	34,538	111,789
Gross Profit	13,935	15,208	14,905	18,719	62,767
Operating Profit	5,333	5,973	5,331	7,888	24,525

Industrial Technology
Sales	24,125	29,952	35,903	41,271	131,251
Gross Profit	11,600	14,361	17,386	19,262	62,609
Operating Profit	5,028	7,171	8,007	9,542	29,748

Energy Systems & Controls
Sales	20,837	20,140	21,934	23,671	86,582
Gross Profit	13,019	12,564	13,694	14,178	53,455
Operating Profit	4,191	4,061	5,434	5,635	19,321

Scientific & Industrial Imaging
Sales	32,074	37,987	32,487	37,829	140,377
Gross Profit	17,052	21,332	16,470	18,837	73,691
Operating Profit	4,640	8,308	3,138	5,355	21,441

FY 2001

	Q1	Q2	Q3	Q4	Total
Instrumentation
Sales	31,185	29,811	25,341	39,017	125,354
Gross Profit	17,321	17,112	14,999	23,824	73,256
Operating Profit	6,504	5,269	3,496	6,311	21,580

Industrial Technology
Sales	39,129	43,459	43,653	44,581	170,822
Gross Profit	18,176	20,348	20,579	20,879	79,982
Operating Profit	8,187	9,878	9,980	9,841	37,886

Energy Systems & Controls
Sales	23,293	26,714	24,625	32,411	107,043
Gross Profit	13,847	16,144	16,082	21,118	67,191
Operating Profit	4,469	5,840	5,463	9,741	25,513

Scientific & Industrial Imaging
Sales	36,149	39,113	40,909	43,565	159,736
Gross Profit	19,426	20,897	21,382	22,616	84,321
Operating Profit	5,449	7,894	6,959	5,273	25,575

FY 2002

	Q1	Q2	Q3	Q4	Total
Instrumentation
Sales	45,509	42,596	44,168	43,217	175,490
Gross Profit	27,613	24,744	24,880	25,674	102,911
Operating Profit	9,384	8,579	8,578	6,260	32,801

Industrial Technology
Sales	36,717	40,223	44,800	42,420	164,160
Gross Profit	16,293	18,835	21,069	19,726	75,923
Operating Profit	6,834	9,644	10,921	10,048	37,447

Energy Systems & Controls
Sales	26,736	29,705	29,185	41,083	126,709
Gross Profit	15,434	17,934	18,720	23,746	75,834
Operating Profit	5,658	7,000	8,349	12,022	33,029

Scientific & Industrial Imaging
Sales	37,555	38,303	34,677	40,568	151,103
Gross Profit	19,207	20,503	17,740	21,637	79,087
Operating Profit	6,500	8,121	2,954	8,220	25,795

FY 2003

	Q1	Q2	Q3	Q4	Total
Instrumentation
Sales	43,338				43,338
Gross Profit	25,168				25,168
Operating Profit	7,599				7,599

Industrial Technology
Sales	36,536				36,536
Gross Profit	16,400				16,400
Operating Profit	6,945				6,945

Energy Systems & Controls
Sales	25,001				25,001
Gross Profit	12,436				12,436
Operating Profit	1,283				1,283

Scientific & Industrial Imaging
Sales	33,436				33,436
Gross Profit	17,419				17,419
Operating Profit	2,931				2,931

Excludes Discontinued Operations for All Periods Presented